UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      April 19, 2006

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

ITEM 7.01 Regulation FD Disclosure

On April 18, 2006 a subsidiary of Joy Global Inc. entered into an agreement to acquire the net assets of the Stamler business from Oldenburg Group, Inc. Stamler produces products used primarily in underground and surface coal mining applications, including feeder breakers, battery haulers and continuous haulage systems. The purchase price will be $118 million in cash. The acquistion is subject to customary regulatory approvals.

ITEM 1.01 Entry into a Material Definitive Agreement

On or about April 18, 2006, Joy Global Inc. entered into a Nonqualified Stock Option Agreement, a Restricted Stock Unit Agreement and a Performance Award Agreement with each of its executive officers. The current executive officers of Joy Global are John N. Hanson, Donald C. Roof, Michael W. Sutherlin, John J. Fons, Mark E. Readinger and Dennis R. Winkleman.

Each Nonqualified Stock Option Agreement provides the applicable executive officer with the right to acquire shares of Joy Global common stock at an exercise price of $45.58 per share, the average of the high and low trading prices on the date of grant (before adjustment for the 3-for-2 stock split completed on December 12, 2005). One third of each grant vests and becomes exercisable on each of the first, second and third anniversaries of the grant date. The options expire on the tenth anniversary of the grant date.

Each Restricted Stock Unit Agreement provides that the applicable executive officer will receive one share of Joy Global common stock for each Restricted Stock Unit awarded. One third of each grant vests and will be settled on each of the third, fourth and fifth anniversaries of the grant date.

Each Performance Award Agreement provides that the applicable executive officer will receive shares of Joy Global common stock (or its equivalent in cash, at the discretion of the Human Resources and Nominating Committee of Joy Global’s board of directors) if the performance goal is met for the award cycle. The performance goal is average return on equity, and the award cycle consists of the period of three fiscal years that started on October 30, 2005 and ends on November 1, 2008.

(c)  Exhibits.

   Press release dated April 19, 2006 of Joy Global Inc. announcing the agreement to acquire the net assets of the Stamler business from Oldenburg Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: April 24, 2006	By: Donald C. Roof Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated April 19, 2006 of Joy Global Inc. announcing the agreement to acquire the net assets of the Stamler business from Oldenburg Group, Inc.